Exhibit 21

Wholly Owned Subsidiaries and Joint Ventures

Wholly Owned Subsidiaries

Name of Company	Where Organized
Aerospace Filtration Systems, Inc.	Chesterfield, MO USA
ASHC LLC	Minneapolis, MN USA
DLX Capital S.a.r.l.	Luxembourg City, Luxembourg
DLX USD FIN CO. S.a.r.l.	Luxembourg City, Luxembourg
Donaldson (China) Holding Co., Ltd	Shanghai, China
Donaldson (China) Trading Co., Ltd	Wuxi, China
Donaldson (Thailand) Ltd.	Rayong, Thailand
Donaldson (Wuxi) Filters Co., Ltd.	Wuxi, China
Donaldson (Xuzhou) Filters Co. Ltd.	Xuzhou, China
Donaldson Australasia Pty. Ltd.	Wyong, Australia
Donaldson Belgie, b.v.b.a.	Leuven, Belgium
Donaldson Canada, Inc.	Brockville, Ontario, Canada
Donaldson Capital, Inc.	Minneapolis, MN USA
Donaldson Chile, Ltd.	Santiago, Chile
Donaldson Columbia S.A.S.	Bogotá, Columbia
Donaldson Czech Republic s.r.o.	Klasterec nad Ohri, Czech Republic
Donaldson do Brasil Equipamentos Industriais Ltda	Atibaia, São Paulo, Brazil
Donaldson Europe, b.v.b.a.	Leuven, Belgium
Donaldson Far East Ltd.	Hong Kong, S.A.R., China
Donaldson Filter Components Ltd.	Hull, United Kingdom
Donaldson Filtration (Asia Pacific) Pte. Ltd.	Changi, Singapore
Donaldson Filtration (GB) Ltd.	Leicester, United Kingdom
Donaldson Filtration (Malaysia) Sdn. Bhd.	Selangor Darul Ehsan, Malaysia
Donaldson Filtration (Thailand) Ltd.	Nonthaburi, Thailand
Donaldson Filtration Deutschland GmbH	Haan, Germany
Donaldson Filtration Magyarorszag Kft.	Budapest, Hungary
Donaldson Filtration Norway a.s.	Moss, Norway
Donaldson Filtration Österreich, GmbH	Vienna, Austria
Donaldson Filtration Slovensko s.r.o.	Bratislava, Slovakia
Donaldson Filtration Systems (Pty) Ltd.	Cape Town, South Africa
Donaldson Filtre Sistemleri	Istanbul, Turkey
Donaldson France, s.a.s.	Paris, France
Donaldson Ibèrica Soluciones	Barcelona, Spain
Donaldson India Filter Systems Pvt. Ltd.	New Delhi, India
Donaldson Industrial CR - Konzern s.r.o.	Kadan, Czech Republic
Donaldson Italia s.r.l.	Ostiglia, Italy
Donaldson Korea Co., Ltd.	Seoul, South Korea
Donaldson Luxembourg S.a.r.l	Luxembourg City, Luxembourg
Donaldson Nederland B.V.	Almere, Netherlands
Donaldson Overseas Holding S.a.r.l.	Luxembourg City, Luxembourg
Donaldson Peru SAC	Lima, Peru
Donaldson Polska Sp. z.o.o.	Warsaw, Poland
Donaldson Scandinavia a.p.s.	Hørsholm, Denmark
Donaldson Schweiz GmbH	Zurich, Switzerland
Donaldson Taiwan Ltd.	Taipei, Taiwan
Donaldson UK Holding Ltd.	Hull, United Kingdom
Donaldson, S.A. de C.V.	Aguascalientes, Mexico
Donaldson, s.a.s.	Domjean, France

Le Bozec Filtration et Systèmes, s.a.s.	Paris, France
Filtros Partmo S.A.S.	Bogotá, Columbia
Nippon Donaldson Ltd.	Tachikawa, Tokyo, Japan
Northern Technical, L.L.C.	Abu Dhabi, United Arab Emirates
P.T. Donaldson Filtration Indonesia	Jakarta, Indonesia
Prestadora de Servicios Aguascalientes, S. de R.L. de C.V.	Aguascalientes, Mexico
Ultrafilter s.a.s.	Vigny, France

Joint Ventures

Name of Company	Where Organized
Advanced Filtration Systems Inc.	Champaign, IL USA
AFSI Europe s.r.o.	Most, Czech Republic
IFIL.USA, L.L.C.	Harrisonville, MO USA
P.T. Panata Jaya Mandiri	Jakarta, Indonesia
Rashed Al-Rashed & Sons - Donaldson Company Ltd.	Dammam, Saudi Arabia